Exhibit 10.1

EXECUTION VERSION

March 16, 2021

eToro Group Ltd.

Champion Tower Business Center

Derech Sheshet HaYamin 30, Bnei Brak,

6120261, Israel

Ladies and Gentlemen:

This letter (the “Letter Agreement”) sets forth the commitment of FinTech Investor Holdings V, LLC (“FTIV”), FinTech Masala Advisors V, LLC (“FTMV) and Cohen Sponsor Interests V, LLC, a Delaware limited liability company (the “Cohen Entity”, and collectively with FTIV and FTMV, “Sponsor Group”), on the terms and subject to the conditions described below, to purchase, or cause the purchase of, shares of a new class of common shares, no par value (the “Company Common Stock”), of eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”). It is contemplated that, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) entered into concurrently herewith, by and among the Company, Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and FinTech Acquisition Corp. V, a Delaware corporation (“SPAC”), Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct wholly-owned subsidiary of the Company. Each capitalized term used but not defined in this Letter Agreement has the meaning ascribed to it in the Merger Agreement.

1. Commitment.

a. Unless prohibited by applicable law or the SPAC’s insider trading policy as in effect as of the date of this Letter Agreement, at any time prior to the Closing, the Sponsor Group will reasonably consider and may make open market purchases of SPAC Class A Shares of up to $27,500,000 (the “Commitment”); provided that such Commitment is not a limitation and the Sponsor Group may make open market purchases of SPAC Class A Shares in such amount as it may determine in its discretion. As used herein, “Stock Price” means the closing stock price of SPAC Class A Shares on the NASDAQ on any day on which SPAC Class A Shares are tradeable on the NASDAQ.

b. Sponsor Group hereby commits, on the terms and subject to the conditions set forth in this Letter Agreement, to purchase, or cause the purchase of, shares of Company Common Stock at a price per share of Company Common Stock of $10.00 and for an aggregate cash purchase price equal to the amount paid, or required to be paid, by SPAC to redeem any SPAC Class A Shares in the SPAC Stockholder Redemption in excess of the Redemption Floor (as defined below), at the Closing on the Closing Date (after the Capital Restructuring), up to the amount of the Commitment; provided that the amount payable by the Sponsor Group under this clause (b) shall be reduced by the aggregate amount, if any, paid by the Sponsor Group in open market purchases of SPAC Shares after the date of this Letter Agreement in accordance with the foregoing clause (a) as long as the Sponsor Group provides reasonable supporting evidence to the Company that the Sponsor Group has consummated such purchases. Such purchases will be made pursuant to a subscription agreement entered into at the Closing in substantially the form entered into by the Company with the PIPE Investors in respect of the PIPE Investment. As used herein, “Redemption Floor” means 1,250,000 SPAC Class A Shares.

c. Sponsor Group may effect the purchase of the SPAC Class A Shares or Company Common Stock directly or indirectly through one or more affiliated entities or other co-investors designated by it; however, no PIPE Investment will reduce the amount of the Commitment or otherwise affect the obligations of Sponsor Group under this Letter Agreement. In the event that the Company does not require all of the Company Common Stock with respect to which Sponsor Group has made this Commitment in order to consummate the Merger, the amount to be funded under this Letter Agreement may be reduced as determined by the Company.

d. The obligation of Sponsor Group to purchase Company Common Stock under Section 1(b) shall be subject to (i) the satisfaction (or waiver by SPAC) of the conditions set forth in Section 8.1 and Section 8.3 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing and the condition set forth in Section 8.3(d) of the Merger Agreement), and (ii) the substantially concurrent consummation of the Closing.

2. Legal Representation. Sponsor Group hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Meitar | Law Offices (“Meitar”) may represent the shareholders or holders of other equity interests of the Company and its Subsidiaries or any of their respective directors, members, partners, officers, employees or Affiliates (including after the Closing, the Surviving Company), in each case, solely in connection with any Legal Proceeding or obligation arising out of or relating to this Letter Agreement, any Transaction Agreement or the transactions contemplated hereby or thereby, notwithstanding its prior representation of the Company and its Subsidiaries. Sponsor Group, on behalf of itself and the Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to Skadden’s or Meitar’s prior representation of the Company and its Subsidiaries (including, after the Closing, the Surviving Company).

3. No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of the Company and Sponsor Group. This Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between Sponsor Group or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other, with respect to the subject matter hereof (other than the Merger Agreement and the other Transaction Agreements).

4. Notices.

if to Sponsor Group, to:

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870

Attention:	Amanda Abrams
Phone:	+215-701-9555
Email:	aabrams@cohenandcompany.com

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius, LLP
1701 Market Street, Philadelphia, PA 19103-2921

Attention:	Todd A. Hentges
Timothy Rupp
Jeffrey A. Letalien
Phone:	+1-215-963-5000
Facsimile:	+1-215-963-5001
Email:	todd.hentges@morganlewis.com
timothy.rupp@morganlewis.com
jeffrey.letalien@morganlewis.com

if to the Company to:

eToro Group Ltd.

30 Sheshet Hayamim St., Bnei Brak, Israel 5120261

Attention:	Yoni Assia
Phone:	+972-73-265-6600
Email:	yoni@etoro.com

with a copy to (which shall not constitute notice):

eToro Group Ltd.
30 Sheshet Hayamim St., Bnei Brak, Israel 5120261

Attention:	Debbie Kahal
Phone:	+972-73-265-6600
Email:	legal@etoro.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:	David Goldschmidt
Sven G. Mickisch
Maxim Mayer-Cesiano
Telephone:	+1-212-735-3574
+1-212-735-3554
+1-212-735-2297
Email:	david.goldschmidt@skadden.com
sven.mickisch@skadden.com
maxim.mayercesiano@skadden.com

and

Meitar | Law Offices
16 Abba Hillel Rd.
Ramat Gan
5250608
Israel

Attention:	Dan Shamgar
Jonathan Irom
Phone:	+972-3-610-3171
+972-3-610-3183
Email:	dshamgar@meitar.com
jonathani@meitar.com

5. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

a. This Letter Agreement and the consummation the transactions contemplated hereby, and any action, suit, dispute, controversy or claim arising out of this Letter Agreement and the consummation of the transactions contemplated hereby, or the validity, interpretation, breach or termination of this Letter Agreement and the consummation of the transactions contemplated hereby, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

b. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Letter Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereto waives, and shall not assert as a defense in any legal dispute, that: (i) such party is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such party’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each party hereto hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4. Notwithstanding the foregoing in this Section 5, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

c. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS LETTER AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, THE TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6. Counterparts. This Letter Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties hereto of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

7. No Third Party Beneficiaries. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Letter Agreement, and nothing in this Letter Agreement, express or implied, is intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights under this Letter Agreement.

8. Termination. This Letter Agreement and the obligation of Sponsor Group to fund the Commitment will terminate automatically and immediately upon the earlier to occur of (a) the Closing (at which time the obligation shall be discharged) and (b) the termination of the Merger Agreement in accordance with its terms.

9. Representations.

a. Each of FTIV, FTMV and Cohen Entity hereby represents and warrants to the Company that it and its controlled Affiliates, in the aggregate, have the financial capacity to pay and perform its obligations under this Letter Agreement, and that all funds necessary for Sponsor Group to fulfill its obligations under the Letter Agreement are and, during the term of this Letter Agreement, will be available to Sponsor Group. Each of FTIV, FTMV and Cohen Entity are duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Legal Requirements of the jurisdiction of its incorporation or organization.

b. Each of FTIV, FTMV and Cohen Entity has all necessary power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder. The execution and delivery by each of FTIV, FTMV and Cohen Entity of this Letter Agreement, and the performance by such party of its obligations hereunder, have been duly authorized by all necessary action, and no other proceedings on the part of such party are necessary to authorize this Letter Agreement or to perform its obligations hereunder. This Letter Agreement has been duly executed and delivered by such party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of FTIV, FTMV and Cohen Entity, as applicable, enforceable against such party in accordance with its terms (subject in each case to the Enforcement Exceptions).

c. The execution and delivery of this Letter Agreement by each of FTIV, FTMV and Cohen Entity does not, and the performance by such party of its obligations hereunder will not, (i) conflict with or violate any provision of the organizational documents of such party, (ii) conflict with or violate any Legal Requirement applicable to FTIV, FTMV and Cohen Entity, as applicable, or by which any property or asset of such party is bound or affected, (iii) require any consent or other action by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which FTIV, FTMV and Cohen Entity, as applicable, is entitled under, any Contract to which FTIV, FTMV and Cohen Entity, as applicable, is a party or by which FTIV, FTMV and Cohen Entity, as applicable, or any property or asset of FTIV, FTMV and Cohen Entity, as applicable, is bound or affected, (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of FTIV, FTMV and Cohen Entity, as applicable, or (v) require any action, consent, approval, authorization, waiver or permit of, or filing with or notification to, or registration or qualification with, any Governmental Entity (other than as may be required for compliance with applicable securities laws), except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to adversely affect or delay the ability of FTIV, FTMV and Cohen Entity, as applicable, to perform its obligations hereunder.

d. Each of FTIV, FTMV and Cohen Entity (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act), (ii) is acquiring the Company Common Stock only for his, her or its own account and not for the account of others, or if such party is subscribing for the Company Common Stock as a fiduciary or agent for one or more investor accounts, such party has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is acquiring the Company Common Stock for investment purposes only and is not acquiring the Company Common Stock with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

e. Each of FTIV, FTMV and Cohen Entity acknowledges and agrees that the Company Common Stock is being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Company Common Stock has not been registered under the Securities Act and that the Company is not required to register the Company Common Stock. Each of FTIV, FTMV and Cohen Entity acknowledges and agrees that, unless the Company Common Stock is registered pursuant to an effective registration statement under the Securities Act, the Company Common Stock may not be offered, resold, transferred, pledged or otherwise disposed of by such party except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Company Common Stock shall contain a restrictive legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

f. Each of FTIV, FTMV and Cohen Entity acknowledges and agrees that the Company Common Stock will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, such party may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Company Common Stock and may be required to bear the financial risk of an investment in the Company Common Stock for an indefinite period of time. Each of FTIV, FTMV and Cohen Entity acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of the Company Common Stock.

g. Each of FTIV, FTMV and Cohen Entity acknowledges and agrees that such party has received such information as such party deems necessary in order to make an investment decision with respect to the Company Common Stock, including with respect to the Transactions and the business of the Company and its Subsidiaries. Each of FTIV, FTMV and Cohen Entity acknowledges and agrees that such party and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such party and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Company Common Stock.

h. Each of FTIV, FTMV and Cohen Entity acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Company Common Stock. Each of FTIV, FTMV and Cohen Entity has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company Common Stock, and such party has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision. Each of FTIV, FTMV and Cohen Entity acknowledges that such party shall be responsible for any of such party’s tax liabilities that may arise as a result of the transactions contemplated by this Letter Agreement, and that neither SPAC nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Letter Agreement.

i. Alone, or together with any professional advisor(s), each of FTIV, FTMV and Cohen Entity has adequately analyzed and fully considered the risks of an investment in the Company Common Stock and determined that the Company Common Stock is a suitable investment for such party and that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of its investment in the Company. Each of FTIV, FTMV and Cohen Entity acknowledges specifically that a possibility of total loss exists.

10. Headings. The headings contained in this Letter Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Letter Agreement.

11. Severability. In the event that any term, provision, covenant or restriction of this Letter Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Letter Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Letter Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Letter Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

12. Assignment. No party hereto may assign, directly or indirectly, including by operation of law, either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

[Signature Pages Follow]

Sincerely,

FINTECH INVESTOR HOLDINGS V, LLC

By: Cohen Sponsor Interests V, LLC, its Manager

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	President

FINTECH MASALA ADVISORS V, LLC

By: Cohen Sponsor Interests V, LLC, its Manager

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	President

COHEN SPONSOR INTERESTS V, LLC

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	President

[Signature Page to Sponsor Commitment Letter]

Agreed to and accepted:

ETORO GROUP LTD.

By:	/s/ Johnathan Assia
	Name:	Johnathan Assia
	Title:	Chief Executive Officer

[Signature Page to Sponsor Commitment Letter]